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                                 Exhibit 10.1

                              MANAGEMENT AGREEMENT

     This Management Agreement ("Agreement") effective as of the 1st day of January, 1997, by and between Erol's Computer & TV/VCR Service, Inc., a Virginia corporation (hereinafter referred to as the "Company") and Erol's Internet,
                                             -------
Inc., a Delaware corporation (hereinafter referred to as the "Manager").
                                                              -------

     WHEREAS, the Manager provides internet access services to the public (the "Internet Business") and wishes to contract with the Company to provide office
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and retail space, general and administrative services and employment services, in support of and with respect to the Company's sale and repair of electronic devices including, but not limited to, televisions, video cassette recorders and computers (the "Service Business"), and the Company wishes to secure such office
                ----------------
space and such services from the Manager all upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1.  OFFICE SPACE.
    ------------

     (a) Office and Retail Space.  If, in its sole discretion, the Manager
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determines that it owns or is the lessee of any office, retail, workshop, storage or other commercial space ("Office Space") in excess of its commercially
                                    ------------
reasonable needs (the "Excess Space") and the Company has requested that the
                       ------------
Manager provide any Office Space (the "Requested Space") to the Company for its
                                       ---------------
use in the conduct of the Service Business, then, to the extent of the Excess Space, the Manager shall provide the Requested Space to the Company under the terms and conditions set forth in this Agreement. The initial Office Space to be occupied utilized by the Company is described in Exhibit A, attached hereto and made a part hereof.

     (b) Use of Office Space. The Company shall use and occupy any Office Space
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in a safe and reasonable manner, in accordance with applicable governmental laws, regulations and/or orders.

     (c) Reasonable Access.  The Company agrees to allow the Manager reasonable
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access to any Office Space, where such entry will not unreasonably interfere with the Company's use or occupancy, in order to provide any of the services or fulfill any of the duties of the Manager set forth in this Agreement.

     (d) No Liens.  The Company shall not cause or permit materialmen's,
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mechanics or other liens to be filed against any Office Space or the interest of the Manager
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or any mortgagee in contravention of any lease or mortgage, by whatever name, on any Office Space.

     (e) Indemnification.  The Company shall indemnify and hold the Manager, its
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employees, agents, officers, and partners or stockholders, as the case may be, harmless from and against any and all demands, claims, judgments, losses and damages, and any related costs or expenses (including reasonable attorneys' fees) arising from any injury or damage to person or property caused by the negligence or the misconduct of the Company, its agents, servants or employees, or of any other person entering upon or using the Office Space under the express or implied invitation of the Company, or resulting from the violation of laws or regulations, or violation of the terms of this Agreement by any of the foregoing.

     (f) Assignment/Pledge/Encumbrance.  The Company may not, without the
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Manager's prior written consent, assign, sell, pledge, mortgage, encumber or in any manner transfer any interest in nor sublet the Office Space or any part or item thereof, nor permit occupancy or use of the Office Space or any item thereof by any other person or entity other than in the ordinary course of the Company's business.

     (g) Subordination.  The Company agrees that this Agreement shall be and is
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subordinate to the lien of any and all conditional sale agreements, financing arrangements, mortgages, deeds of trust, and ground leases that may now or hereafter be placed upon the Office Space, and to any and all advances to be made thereunder, and to the interests thereon and all renewals, consolidations, modifications, replacements and extensions thereof.

2.  OPERATIONAL DUTIES OF THE MANAGER. The Company hereby appoints the Manager
    ---------------------------------
as its manager, agent and administrator for, and the Manager, for the benefit and on behalf of the Company, agrees to use its commercially reasonable efforts to perform, each of the following management and support functions:

     (a) provide competent administrative, accounting and other staff for supervision and performance of the business and administrative functions of the Company ("General and Administrative Services");
          -----------------------------------

     (b) (i) provide any Office Space in a condition appropriate for the Company's use in the Service Business, (ii) maintain the Office Space in reasonably good order and repair, subject to ordinary wear and tear, (iii) pay before delinquency all real estate and property taxes imposed upon the Office Space and (iv) maintain commercially reasonable insurance with respect to the Office Space, including fire insurance with extended coverage on the Office Space and general liability insurance (the "Facility Services"); and
                                            -----------------

     (c) in its sole discretion, utilize certain of its sales personnel to sell certain of the Company's computer-related inventory and utilize certain of its print

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advertising space for promotion of the Service Business (the "Sales and
                                                              ---------
Marketing Services")
------------------

3.  MANAGEMENT FEE.  In consideration of the General and Administrative
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Services, Facility Services and Sales and Marketing Services provided by the
Manager to the Company pursuant to this Agreement, the Company hereby agrees to pay to the Manager a quarterly management fee which shall equal the summation of the "Sales Service Fees", the "Office Space Fees", the "General and
     ------------------        -----------------        -----------
Administrative Fees", the "Print Advertising Fees", and the "Carrying Charge" as
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defined below ("Management Fee"):
                --------------

     (a) The General and Administrative Fees.  The "General and Administrative
         ------------------------------------       --------------------------
Fees" shall consist of (i) the "Shared Executive Expense" and (ii) the "G&A
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Allocation" (together, the "General and Administrative Fees").  The Shared
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Executive Expense shall equal the ratio of the total number of hours spent by the Manager's "Executive Level Employees" in performing services for the Company
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to the total number of hours spent by such employees in performing services for both the Manager and the Company multiplied by the amount of all compensation and other benefits, including salary, bonus, pension, profit and other benefits, insurance and customary business expenses accrued by the Manager during any quarter in which such executives perform services for the Company. The term "Executive Level Employees" shall mean those employees of the Manager for whom
--------------------------
the Manager accounts for their salaries and benefits in the division of its general ledger designated now and from time to time as "executive department." The G&A Allocation shall equal the amount determined by multiplying initially twenty five percent (25%) (the "G&A Percentage") by total of all the expenses
                                --------------
accrued by the Manager during each quarter for each of the expense categories listed in Schedule 3(a). The G&A Percentage shall be subject to annual
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adjustment as set forth below.

     (b) The Office Space Fees.  The "Office Space Fees" shall be equal to the
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amount determined by multiplying all expenses accrued by the Manager during each quarter for each of the expense categories listed in Schedule 3(b) by a
                                                     -------------
fraction, the numerator of which is the average number of square feet of any Office Space utilized by the Company during each quarter and the denominator of which is the average number of square feet of any Office Space owned or leased by the Manager during such quarter.

     (c) The Sales Service Fees.  The "Sales Service Fees" shall equal the
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amount determined by multiplying all costs accrued by the Manager during each quarter with respect to salaries, commissions or other compensation, including bonuses, employee or personnel benefits, employee insurance costs, payroll taxes and all premiums and charges for workmen's compensation, of all persons employed, contracted or otherwise retained by the Manager who sell any items of the Company's inventory of computers and computer related equipment and supplies to customers of either the Manager or of the Company during such quarter by a fraction, the numerator of which is the gross sale proceeds from the sale of any of the Company's inventory of computer products and related products and supplies sold by such employees during such quarter, and the denominator of

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which is the gross sale proceeds from all products and services sold by such employees during such quarter.

     (d) Print Advertising Fees.  The "Print Advertising Fees" shall be equal to
         ----------------------        ----------------------
the amount determined by multiplying all expenses accrued by the Manager with respect to any print advertising which mentions or refers to the Service Business initially by fifteen percent (15%) (the "Advertising Percentage"). The
                                                  ----------------------
Advertising Percentage shall be subject to annual adjustment as set forth below.

     (e) Carrying Fee.  Included in the Management Fee shall be a carrying
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charge (the "Carrying Charge") equal to the product obtained by multiplying the
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Management Fee (exclusive of the Carrying Charge) by one percent (1%).

     The Manager shall provide a reasonable estimate of the quarterly Management Fee to the Company within fifteen days following the end of the quarter for which payment is due. The Company shall pay the quarterly Management Fee to the Manager on or before the fifteenth day following the receipt of the estimated Management Fee from the Manager.

     The Manager shall cause the Manager's independent certified public accountants (the "Manager's Accountants"), as part of their audit of the
                  ---------------------
Manager's annual financial statements (the "Financial Statements"), to review the Manager's determination of each quarterly Management Fee (the "Management
                                                                   ----------
Fee Review") and calculate the proper annual Management Fee (the "Adjusted
----------                                                        --------
Management Fee"), which amount shall include the effect of any year end
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accounting adjustments included in the Financial Statements.  The Manager shall provide to the Company a copy of the results of the Management Fee Review within fifteen (15) days of the end of the first quarter of each calendar year in which this Agreement is in effect and shall increase or reduce the amount of the estimated quarterly Management Fee to the extent that the sum of each quarterly Management Fee exceeds or is exceeded by the Adjusted Management Fee. The cost of the Manager's Accountant in performing the above described procedure shall be borne by the parties in accordance with the G&A Percentage, as adjusted from time to time. Any disputes concerning the amount of the Management Fee or the Adjusted Management Fee shall be submitted to the Manager's Accountant within thirty (30) days of the receipt of the Adjusted Management Fee by the Company. The Manager's Accountant shall resolve any such disputes in its sole discretion and any costs associated with the resolution of such disputes shall be borne by the party, as determined by the Manager's Accountant, that does not prevail on a majority of the disputed items.

     The parties acknowledge that the initial G&A Percentage and the initial Advertising Percentage were derived by the Manager based upon an informal review of the general ledger accounts for the categories of expenses set forth in
Schedule 3(a) and a review of the Manager's print advertising during the three
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(3) month period prior to the date of the Agreement.  Within 90 days after each year end, the Manager shall review the G&A Percentage and the Advertising Percentage and, because of the expansion or

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contraction of either the Internet Business or the Service business or any other reason, determine whether the G&A Percentage and the Advertising Percentage were materially accurate with respect to the general and administrative costs and advertising costs attributable to the Service Business during the prior year. Then, if required, the Manager shall adjust the G&A Percentage and the Advertising Percentage (the "Adjusted Percentages") for the subsequent year so
                             --------------------
as to accurately reflect such actual costs attributable to the Service Business for the prior year and provide the Company with written notice thereof. The Adjusted Percentages will be effective for the quarter in which the Manager determines any Adjusted Percentages until such Adjusted Percentages are adjusted in accordance with the procedures of this Section.

4.  TERM AND TERMINATION.
    --------------------

     (a) Term.  This agreement shall commence as of the date first above
         ----
written, and shall continue in force until December 31, 2001, unless sooner modified or terminated as provided herein.

     (b) Termination.  This Agreement may be terminated by the non-defaulting
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party upon the occurrence of any of the following events of default:

         (i) The commencement of any voluntary or involuntary case under the Federal bankruptcy laws or any state insolvency or similar laws seeking the liquidation or reorganization either party hereto, or the appointment of a receiver, liquidator, assignee, custodian, trustee or similar official for either party or the property of either party or the making by either party of an assignment for the benefit of its creditors (except that in the case of any involuntary action against either party, such party shall have sixty (60) days to have such case dismissed), or the failure by either party generally to pay its debts as they mature.

         (ii) Any issuance or transfer of an equity interest (or any beneficial interest in any equity interest) in the Manager or the Company, or transfer of assets of any person, or any merger, consolidation or other transaction, or any other event or occurrence, after which the current shareholders of Manager or the Company as of the date of this Agreement own not more than 51% of the aggregate direct and indirect beneficial ownership interest in the Manager or the Company, as appropriate, or the current shareholders of the Manager or the Company do not have the sole power to direct or cause the direction of management or policies of the Manager or the Company, as appropriate.

         (iii) The failure of any of the parties to this Agreement to perform any of their material obligations hereunder after failing to cure such lack of performic within 30 days after receiving written notice from the other party setting forth the failures in reasonable detail.

         (iv) The failure of either party to make any payment required under this agreement when due (a "Late Payment") after failing to make any such payment

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to the other party within thirty (30) after receiving written notice from the other party advising the defaulting party of their failure to make such payment. Any Late Payment shall bear interest at a per annum rate of fifteen percent (15%) form the initial date on which such payment was due until the date on which payment is made.

     (c) Effect of Termination.  Upon the occurrence of an above listed event of
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default by the Company which shall remain uncured for a period of thirty (30)
days after receipt of notice from the Manager of such event of default, the Manager shall have the right (i) without further notice to cancel this Agreement and continue to allow the Company to utilize any Office Space occupied by the Company at the time of any such event of default on commercially reasonable terms or (ii) after thirty (30) days written notice by the Manager to the Company to cancel this Agreement and to reenter and take possession of the Office Space, or any part thereof, and to repossess the same as the Manager's former estate, and expel the Company and those claiming a right to occupy such Office Space through or under the Company, and remove the effects of either or both without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of fees due or preceding breaches of this Agreement. Upon the occurrence of an event of default by the Manager which shall remain uncured for a period of thirty (30) days after receipt of notice from the Company of such event of default, the Company shall have the right to cancel this Agreement and to continue to occupy any Office Space occupied by the Company at the time such event of default for a period of six (6) months on commercially reasonable terms.

5.  MISCELLANEOUS.
    -------------

     (a) Authorizing Actions.  Each party agrees promptly to do all things and
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take all actions necessary to authorize and facilitate the performance of this
Agreement, and all obligations hereunder and thereunder, including, but not limited to, the execution of any necessary documents, and the filing of any forms, deeds or memoranda of leases with applicable governmental agencies or offices.

     (b) No Performance Guarantees.  The Company acknowledges that the Manager
         -------------------------
has made no warranties or representations other than those contained herein and that no financial projection shall be construed as a guarantee of the profitability or success of the Company's operations.

     (c) Governing Law.  The validity of this Agreement, its interpretation and
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construction shall be governed by the laws of the State of Delaware, without regard to principles of conflict of laws. The parties irrevocably consent and agree to the exclusive jurisdiction of the Circuit Court for Fairfax County or the United States District Court for the Eastern District of Virginia and to service of process for it and on its behalf by certified mail, for resolution of all matters involving this Agreement or the transactions contemplated hereby. Each party waives all rights to a trial by jury in any suit, action or proceeding hereunder.

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     (d) Waiver.  A waiver by either party of a breach or failure to perform any
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provision of this Agreement shall not constitute a waiver of any subsequent breach of the same or a different provision hereof.

     (e) Severability.  If any provision of this Agreement is found to be void
         ------------
or unenforceable, then such provision shall be treated as severable, leaving valid and enforceable the remainder of this Agreement.

     (f) Binding Effect and Assignment.  Neither party may assign this Agreement
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without the prior written consent of the other party hereto.

     (g) Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts, all of which together shall constitute one Agreement.

     (h) Independent Relationship. The Company and the Manager intend to act and
         ------------------------
perform as independent contractors. Each party shall be solely responsible for and shall comply with all state and federal laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes applicable to that party.

     (i) Exchange of Information.  Each party shall cooperate in sharing with
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and providing to the other party all information reasonably required or desirable pursuant to the terms of this Agreement.

     (j) Entire Agreement.  This Agreement constitutes the complete
         ----------------
understanding of the parties and supersede any and all other agreements, written or oral, between the parties with respect to the subject matter hereof and thereon. No other agreement, statement or promise not contained herein or therein shall be valid or binding.

     (k) Notices.  All notices required hereunder shall be in writing, delivered
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personally, by overnight delivery service or by registered or certified mail, postage prepaid and return receipt requested, and shall be deemed made when delivered and shall be properly addressed to the parties as follows or as otherwise designated from time to time:

     To the Company:

     Erol's Computer & TV/VCR Service, Inc.
     Attention: Orhan Onaran
     7921 Woodruff Court
     Springfield, VA  22151

     To the Manager:

     Erol's Internet, Inc.
     Attention: Dennis Spina

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

     7921 Woodruff Court
     Springfield, VA  22151

     or to such other address as the Company or the Manager may designate by written notice.

     (l) Amendment.  This Agreement may be modified or amended at any time by a
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written amendment, signed by both parties hereto.

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

     IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this Agreement effective as of the day and date first above written.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                    EROL'S INTERNET, INC.

Attest:


/s/ Margaret A. Chittal             By: /s/ Dennis J. Spina
----------------------------           -----------------------------
Secretary                              Dennis J. Spina, President


Attest:                             EROL'S COMPUTER & TV/VCR SERVICE, INC


/s/ Margaret A. Chittal             By: /s/ Orhan Onaran
----------------------------           -----------------------------
Secretary                              Orhan Onaran, President

                                       9
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                                 Schedule 3(a)

                 General and Administrative Expense Categories


Expense categories included in the general and administrative expense fees are expected to include:

                            1. Accounting labor
                            2. Human resource labor
                            3. Executive management labor
                            4. Management information services
                            5. Office supplies
                            6. Operating supplies

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                                 Schedule 3(b)

                        Office Space Expense Categories

Expense categories included in the office space fees are expected to include:

                            1.  Facility rent
                            2.  Building maintenance
                            3.  Cleaning services
                            4.  Heat and electricity
                            5.  Security systems
                            6.  Fuel
                            7.  Local telephone service
                            8.  Long distance service
                            9.  Trash removal
                            10. Water and sewage